SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2013

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2013, RLJ Lodging Trust (the “Company”) and RLJ Lodging Trust, L.P., the Company’s operating partnership (the “Operating Partnership”), entered into an amended and restated employment agreement (the “Employment Agreement”) with Leslie D. Hale, the Company’s Chief Financial Officer.  This agreement amends and restates the employment agreement previously entered into between the parties on April 27, 2011, and has been entered into in connection with Ms Hale’s promotion to Executive Vice President on February 21, 2013.

The Employment Agreement is effective as of August 2, 2013 and has a four year term with an automatic renewal term of one additional year unless either party gives 60 days’ prior notice that the term will not be extended.  Ms. Hale initially will be paid a base salary of $432,600 per year, with a target bonus of $540,750 (with the actual bonus to be determined by the compensation committee), with eligibility for grants of equity.

The Employment Agreement also sets forth Ms. Hale’s rights to severance upon termination of employment. Regardless of the reason for any termination of employment, Ms. Hale is entitled to receive the following benefits: (1) payment of any unpaid portion of her base salary through the effective date of termination; (2) reimbursement for any outstanding reasonable business expense; (3) continued insurance benefits to the extent required by law; and (4) payment of any vested but unpaid rights as may be required independent of the Employment Agreement.

In addition to the benefits described above, if the Company terminates Ms. Hale’s employment without “cause” (including non-renewal by us of the initial term for an additional one-year period) or if she resigns for good reason, Ms. Hale is entitled to a severance payment of: (1) a pro-rata bonus for the year of termination based on the portion of the year that has elapsed and the satisfaction of the performance criteria for such bonus (except in the case of a termination at or after a change of control (as defined in the Company’s equity incentive plan) when satisfaction of the performance criteria is not required); (2) continued payment of Ms. Hale’s base salary, as in effect as of her last day of employment, for a period of 36 months (except for a non-renewal of the initial term as described below); (3) continued payment for life and health insurance coverage for 24 months to the same extent the Company paid for such coverage immediately prior to termination; (4) three times Ms. Hale’s target annual bonus for the year of termination and highest grant date fair value of annual equity award received by Ms. Hale in the prior three calendar years (except for a non-renewal of the initial term as described below); and (5) vesting as of the last day of employment in any unvested portion of any equity awards previously issued to Ms. Hale. If the termination is due to non-renewal of the initial term of the Employment Agreement by the Company, the amounts received by Ms. Hale will include continued payment of her base salary for a period of 24 months and Ms. Hale will receive two times her target annual bonus and grant date fair value of annual equity award. The foregoing benefits are conditioned upon Ms. Hale’s execution of a general release of claims.

For purposes of the Employment Agreement, the term “cause” means any of the following, subject to any applicable cure provisions: (a) the conviction of Ms. Hale of any felony; (b) gross negligence or willful misconduct in connection with the performance of Ms. Hale’s duties; (c) conviction of any other criminal offense involving an act of dishonesty intended to result in substantial personal enrichment of Ms. Hale at the expense of the Company or its subsidiaries; or (d) the material breach by Ms. Hale of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements with the Company. The term “good reason” under the Employment Agreement means any of the following, subject to any applicable cure provisions, without Ms. Hale’s consent: (a) the assignment to Ms. Hale of substantial duties or responsibilities inconsistent with her position with the Company, or any other action by the Company that results in a substantial diminution of her duties or responsibilities; (b) a requirement that Ms. Hale work principally from a location that is 30 miles further from her residence than the Company’s address on the effective date of the Employment Agreement; (c) a material reduction in Ms. Hale’s aggregate base salary and other compensation (including the target bonus amount and retirement plan, welfare plans and fringe benefits) taken as a whole, excluding any reductions caused by the failure to achieve performance targets; or (d) any material breach by the Company of the Employment Agreement.

If Ms. Hale’s employment terminates due to death or disability, in addition to the benefits to be provided regardless of the reason for the termination of employment, Ms. Hale’s estate is entitled to receive payment of the pro rata share of any performance bonus to which she would have been entitled for the year of death or disability regardless of whether the performance criteria has been satisfied and vesting of all unvested equity awards.

If Ms. Hale’s employment terminates due to retirement, in addition to the benefits to be provided regardless of the reason for the termination of employment, Ms. Hale is entitled to receive payment of any pro rata share of any performance bonus to which she would have been entitled for the year of retirement to the extent the performance goals have been achieved and vesting of all unvested equity awards.

If Ms. Hale’s employment terminates due to the Company’s failure to extend the term of the Employment Agreement after the one-year renewal term has ended, in addition to the benefits to be provided regardless of the reason for termination of employment, Ms. Hale is entitled to receive: (1) payment of any pro rata share of any performance bonus to which she would have been entitled for the year of non-renewal to the extent performance goals have been achieved and (2) vesting of all unvested equity awards.

The Employment Agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 24 months following the expiration or termination of Ms. Hale’s employment.

A copy of the Employment Agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement dated as of August 2, 2013 by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P. and Leslie D. Hale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: August 8, 2013	By:	/s/ Thomas J. Baltimore, Jr.

Thomas J. Baltimore, Jr.
President and Chief Executive Officer

EXHIBIT LIST

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement dated as of August 2, 2013 by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P. and Leslie D. Hale